UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2017

Swift Transportation Company

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35007	20-5589597
(Commission File Number)	(I.R.S. Employer Identification No.)

2200 South 75th Avenue

Phoenix, Arizona 85043

(Address of Principal Executive Offices) (Zip Code)

(602) 269-9700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 9, 2017, Swift Transportation Company, a Delaware corporation (the “Company”), Bishop Merger Sub, Inc., an Arizona corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Knight Transportation, Inc., an Arizona corporation (“Knight”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into Knight (the “Merger”), with Knight surviving as a direct wholly owned subsidiary of the Company.

Immediately prior to the effective time of the Merger (the “Effective Time”) the certificate of incorporation of the Company will be amended and restated (the “Amended Company Charter”) to reflect, among other things, (i) the Company’s corporate name will change to “Knight-Swift Transportation Holdings Inc.” and (ii) each issued and outstanding share of Class B common stock, par value $0.01 per share, of the Company (the “Company Class B Common Stock”) will be converted (the “Class B Conversion”) into one share of Class A common stock, par value $.01 per share, of the Company (“Company Common Stock”) and immediately thereafter, each issued and outstanding share of Company Common Stock (including each share of Company Common Stock into which the shares of Company Class B Common Stock was converted pursuant to the Class B Conversion) will, by means of a reverse stock split (the “Reverse Split”), be consolidated into 0.720 of a share of Company Common Stock (the “Company Share Consolidation Ratio”).

At the Effective Time, each share of common stock, par value $0.01 per share, of Knight (“Knight Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of Knight or owned or held, directly or indirectly, by the Company or any wholly owned subsidiary of the Company or Knight, in each case not held in a fiduciary capacity on behalf of a third-party) will be converted into the right to receive one share of Company Common Stock.

At the Effective Time, each outstanding stock option (whether vested or unvested), awards of restricted stock and restricted stock units and performance stock units granted under an equity plan of Knight (collectively, the “Knight Equity Awards”) that are outstanding as of immediately prior to the Effective Time, will be assumed by the Company and will be automatically converted into the right to hold or acquire the same number of shares of Company Common Stock underlying such stock options, awards of restricted stock and restricted stock units or performance stock units, as applicable (the “New Company Equity Awards”). Each New Company Equity Award will have the same terms and conditions as applied to the corresponding Knight Equity Award as of immediately prior to the Effective Time. The Company will assume all rights and obligations in respect of each equity-based plan of Knight (including the Knight Employee Stock Purchase Plan), including each outstanding Knight Equity Award.

By virtue of the Reverse Split and at the effective time of such Reverse Split (the “Reverse Split Time”), each stock option (whether vested or unvested), awards of restricted stock, restricted stock units and performance stock units granted under an equity-based plan of the Company (collectively, the “Company Equity Awards”) that are outstanding as of immediately prior to the Reverse Split Time and that will not by its terms vest as of the Effective Date, will be adjusted into the right to hold or acquire the same number of shares of Company Common Stock underlying such stock options, awards of restricted stock and restricted stock units or performance stock units, as applicable, by the Company Share Consolidation Ratio. As of the Effective Time, each Company Equity Award that is outstanding as of immediately prior to the Reverse Split Time and that vests by its terms as of the Effective Time or that is otherwise vested will entitle such holder to hold or receive Company Common Stock as adjusted by the Company Share Consolidation Ratio (without giving effect to the Reverse Split). Each Company Equity Award will have the same terms and conditions as applied to the corresponding award as of immediately prior to the Effective Time.

Following the closing of the Merger, the board of directors of the Company will consist of the board of directors of Knight immediately prior to the Effective Time and four individuals from the current board of directors of the Company, two of whom will be Richard Dozer and David Vander Ploeg. Jerry Moyes is entitled to designate the remaining two directors pursuant to the Moyes Stockholder Agreement (as described below), with his initial designees being Jerry Moyes and Glenn Brown. Kevin P. Knight, the current Executive Chairman of Knight and David A. Jackson, the current President and Chief Executive Officer of Knight, will become the Executive Chairman of the Company and the Chief Executive Officer of the Company, respectively.

The consummation of the Merger and the filing of the Amended Company Charter are subject to certain closing conditions, including (i) the approval of Company stockholders and Knight stockholders, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and, if required, the Federal Economic Competition

Law of Mexico, (iii) the approval of the shares of Company Common Stock to be issued in the Merger for listing on the New York Stock Exchange, (iv) the absence of any temporary restraining order, injunction or other judgment, order or decree issued by any governmental entity or other legal restraint or prohibition preventing the consummation of the Merger, (v) the receipt of certain tax opinions by the Company and Knight, (vi) the accuracy of certain representations and warranties of the Company and of Knight contained in the Merger Agreement and the compliance by the parties with the covenants contained in the Merger Agreement, and (vii) other conditions specified in the Merger Agreement.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, each of the Company and Knight will be subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to certain exceptions.

The Merger Agreement provides for certain termination rights for both Knight and the Company. Upon termination of the Merger Agreement under certain specified circumstances, the Company may be required to pay Knight a termination fee of $89,100,000 and Knight may be required to pay the Company a termination fee of $75,300,000. In addition, if the Merger Agreement is terminated because of a failure of either Knight’s or the Company’s stockholders to approve the transactions contemplated by the Merger Agreement, the other party may be required to reimburse transaction expenses up to $10,000,000.

Knight, the Company and Merger Sub each made certain representations, warranties and covenants in the Merger Agreement, including, among other things, covenants by Knight and the Company to conduct their businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Knight or the Company or to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Merger Agreement includes representations, warranties and covenants of Knight and the Company made solely for the purposes of the Merger Agreement and which may be subject to important qualifications and limitations agreed to by Knight and the Company in connection with the negotiated terms of the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among Knight and the Company rather than establishing matters as facts.

Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, the Company entered into support agreements (collectively, the “Knight Support Agreements”) with certain holders of Knight Common Stock (the “Knight Supporting Stockholders”). Under the Knight Support Agreements, the Knight Supporting Stockholders are generally required to vote all shares of Knight Common Stock that they beneficially own in favor of the Merger. The Knight Support Agreements will terminate upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms.

The foregoing summary of the Knight Support Agreements does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Knight Support Agreements, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

The Stockholders Agreements

Concurrently with the execution and delivery of the Merger Agreement, the Company entered into stockholders agreements with the Knight Supporting Stockholders (collectively, the “Knight Stockholders Agreements”) and with certain holders of Company Class B Common Stock (the “Moyes Stockholders”) (the “Moyes Stockholders Agreement”), which shall become effective as of the Effective Time.

Under the Moyes Stockholders Agreement, Jerry Moyes, or a successor appointed by the Moyes Stockholders, has the right to designate for nomination by the board of directors of the Company up to two nominees for election as directors of the Company. If the Moyes Stockholders’ collective beneficial ownership falls below 12.5% of the shares of the Company, then the number of directors that Jerry Moyes, or a successor appointed by the Moyes Stockholders, may designate is reduced to one. The Moyes Stockholders have agreed to vote all shares in excess of 12.5% of the Company as directed by a committee initially consisting of Jerry Moyes, Kevin Knight and Gary Knight, with each committee member appointing his respective successor.

Under the Moyes Stockholders Agreement, the Moyes Stockholders are subject to certain standstill provisions providing that they will not, among other things, (i) increase the percentage of the Company’s stock beneficially owned by them, collectively, by more than two percentage points above their ownership level as of the Effective Time, (ii) effect or seek any merger, takeover, consolidation, business combination, recapitalization, restructuring, liquidation, dissolution, or other extraordinary transaction with or involving the Company or any of its subsidiaries, (iii) make, or in any way participate in, any solicitation of proxies to vote any shares or to take shareholder action by written consent, (iv) commence litigation against the Company or any of its subsidiaries (other than with respect to contracts and director and officer indemnification rights), or (v) publicly disparage the Company. The standstill provisions are subject to certain exceptions, including certain amendments and refinancings of the Moyes Stockholders’ current pledging and hedging arrangements. The board designation rights and standstill provisions cease if the Moyes Stockholders’ beneficial ownership falls below 5% of the outstanding shares of the Company.

The foregoing summary of the Moyes Stockholders Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Moyes Stockholders Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Under the Knight Stockholders Agreement, the Knight Supporting Stockholders are subject to certain standstill provisions providing that they will not, among other things, (i) acquire more than 15% of the voting power of the Company, (ii) effect or seek any merger, takeover, consolidation, business combination, recapitalization, restructuring, liquidation, dissolution, or other extraordinary transaction with or involving the Company or any of its subsidiaries, (iii) make, or in any way participate in, any solicitation of proxies to vote any shares or to take shareholder action by written consent, (iv) commence litigation against the Company or any of its subsidiaries (other than with respect to contracts and director and officer indemnification rights), or (v) publicly disparage the Company. These standstill provisions are subject to certain exceptions and cease if the Knight Supporting Stockholders’ beneficial ownership falls below 5% of the outstanding shares of the Company.

The foregoing summary of the Knight Stockholders Agreements does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Knight Stockholders Agreements, which are attached hereto as Exhibits 10.4 and 10.5 and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Moyes Letter Agreement

On April 9, 2017, the Company and Jerry Moyes entered into a letter agreement (the “Moyes Letter Agreement”), which will become effective as of the Effective Time and at that time will amend and restate the letter agreement the Company entered into with Mr. Moyes on September 8, 2016 (the “Prior Agreement). Commencing at the Effective Time through December 31, 2019 (the “Term”), which may be extended for one-year periods thereafter upon mutual agreement of the parties, Mr. Moyes will serve in the non-executive consulting role of Senior Advisor to the Executive Chairman and the Vice Chairman of the Company. In accordance with the Prior Agreement, Mr. Moyes will receive compensation of $200,000 per month during the Term, will continue to vest in 94,418 outstanding stock options (with exercise prices of $23.30 and $24.84) and will continue to vest in outstanding performance equity awards, as if his employment continued on the date of the Prior Agreement. The Moyes Letter Agreement also includes certain release, confidentiality, non-competition and non-solicitation provisions.

The foregoing summary of the Moyes Letter Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Moyes Letter Agreement, which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 9, 2017, by and among the Company, Merger Sub and Knight*

10.1	Support Agreement, dated as of April 9, 2017, by and among the Company, Gary J. Knight and The Gary J. Knight Revocable Living Trust dated May 19, 1993, as amended

10.2	Support Agreement, dated as of April 9, 2017, by and among the Company, Kevin P. Knight and The Kevin and Sydney Knight Revocable Living Trust dated March 25, 1994, as amended

10.3	Stockholders Agreement, dated as of April 9, 2017 among the Company (to be renamed Knight-Swift Transportation Holdings Inc.), Jerry Moyes, Vickie Moyes, Jerry and Vickie Moyes Family Trust Dated 12/11/87, an Arizona grantor trust, LynDee Moyes Nester, Michael Moyes, and the Persons that may join from time to time

10.4	Stockholders Agreement, dated as of April 9, 2017, among the Company (to be renamed Knight-Swift Transportation Holdings Inc.), Gary J. Knight, The Gary J. Knight Revocable Living Trust dated May 19, 1993, as amended, and the Persons that may join from time to time

10.5	Stockholders Agreement, dated as of April 9, 2017, among the Company (to be renamed Knight-Swift Transportation Holdings Inc.), Kevin P. Knight and The Kevin and Sydney Knight Revocable Living Trust dated March 25, 1994, as amended, and the Persons that may join from time to time

10.6	Letter Agreement, dated as of April 9, 2017, by and between the Company and Jerry Moyes

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “affects,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal,” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. These forward-looking statements may include statements with respect to, among other things, the proposed merger of a wholly-owned subsidiary of the Company with and into Knight (the “Merger”), including the expected timing of completion of the Merger; the benefits of the Merger; the combined company’s plans, objectives and expectations; future financial and operating results; and other statements that are not historical facts.

These forward-looking statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks, uncertainties and other factors that could cause actual results and events to differ materially from those expressed or implied by these forward-looking statements. In addition to the risks, uncertainties and other factors previously disclosed in the Company’s and Knight’s reports filed with the Securities and Exchange Commission and those identified elsewhere in this communication, the following risks, uncertainties and other factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the risk that the Merger may not be completed in a timely manner or at all due to the failure to obtain the approval of the Company’s or Knight’s stockholders or the failure to satisfy other conditions to completion of the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the outcome of any legal proceeding that may be instituted against the Company, Knight or others following the announcement of the Merger; the amount of the costs, fees, expenses and charges related to the Merger; the risk that the benefits of the Merger, including synergies, may not be fully realized or may take longer to realize than expected; the risk that the Merger may not advance the combined company’s business strategy; the risk that the combined company may experience difficulty integrating the Company’s and Knight’s employees or operations; the potential diversion of the Company’s and Knight’s management’s attention resulting from the proposed Merger; economic conditions, including future recessionary economic cycles and downturns in customers’ business cycles, particularly in market segments and industries in which the Company or Knight has a significant concentration of customers; increasing competition from trucking, rail, intermodal, and brokerage competitors; increases in driver compensation to the extent not offset by increases in freight rates and difficulties in driver recruitment and retention; additional risks arising from contractual agreements with owner-operators that do not exist with Company or Knight drivers; the loss of key employees or inability to identify and recruit new employees; the Company’s and Knight’s dependence on third parties for intermodal and brokerage business; potential failure in computer or communications systems; the consequences of any armed conflict involving, or terrorist attack against, the United States; inflationary, deflationary and other general economic trends; seasonal factors such as severe weather conditions that increase operating costs; the possible re-classification of owner operators as employees; changes in rules or legislation by the National Labor Relations Board, Congress, or states and/or union organizing efforts; government regulation with respect to captive insurance companies; uncertainties and risks associated with operations in Mexico; significant reduction in, or termination of, the Company’s or Knight’s trucking services by a key customer; the Company’s and Knight’s significant ongoing capital requirements; volatility in the price or availability of fuel, as well as the Company’s and Knight’s ability to recover fuel prices through a fuel surcharge program; fluctuations in new and used equipment prices or replacement costs, and the potential failure of manufacturers to meet their sale and trade-back obligations; the impact that the combined company’s leverage may have on the way it operates its business and its ability to services debt, including compliance with its debt covenants; restrictions contained in its debt agreements; adverse impacts of insuring risk through captive insurance companies, including the need to provide restricted cash and similar collateral for anticipated losses; potential volatility or decrease in the amount of earnings as a result of the claims exposure through captive insurance companies and third-party insurance; goodwill impairment; fluctuations in interest rates; the outcome of pending or future litigation; the effects of losses from natural catastrophes in excess of insurance coverage; and the potential impact of announcement of the proposed transactions or consummation of the proposed transactions on relationships, including with employees, customers and competitors. Actual results may differ materially from those projected in the forward-looking statements. Neither Company nor Knight undertakes to update any forward looking statements.

Additional Information and Where to Find It

Investors and security holders are urged to carefully review and consider each of the Company’s and Knight’s public filings with the Securities and Exchange Commission (the “SEC”), including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The documents filed by the Company with the SEC may be obtained free of charge at Company’s website at http://investor.swifttrans.com/ or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from the Company by requesting them in writing to 2200 S. 75th Ave., Phoenix, AZ 85043. The documents filed by Knight with the SEC may be obtained free of charge at Knight’s website at www.knighttrans.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Knight by requesting them in writing to 20002 N 19th Ave, Phoenix, AZ 85027.

In connection with the proposed transaction, the Company intends to file a registration statement on Form S-4 with the SEC which will include a joint proxy statement of Knight and the Company and a prospectus of the Company, and each party will file other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND KNIGHT ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to the shareholders of each party seeking the required shareholder approval. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from the Company or Knight as described above. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.

Certain Information Regarding Participants

The Company, Knight and their respective directors and executive officers may be deemed participants in the solicitation of proxies in connection with the proposed transaction. You can find information about the Company’s directors and executive officers in its definitive proxy statement for the 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 22, 2016, and in other documents filed with the SEC by the Company and its directors and executive officers. You can find information about Knight’s directors and executive officers in its definitive proxy statement for the 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2017, and in other documents filed with the SEC by Knight and its directors and executive officers. Additional information regarding the interests of these directors and executive officers in the proposed transaction will be included in the registration statement, joint proxy statement/prospectus or other documents filed with the SEC if any when they become available. You may obtain these documents (when they become available) free of charge at the SEC’s web site at www.sec.gov and from the Company or Knight as described above.

No Offer or Solicitations

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2017	Swift Transportation Company

	By:	/s/ Mickey R. Dragash
Mickey R. Dragash Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 9, 2017, by and among the Company, Merger Sub and Knight*

10.1	Support Agreement, dated as of April 9, 2017, by and among the Company, Gary J. Knight and The Gary J. Knight Revocable Living Trust dated May 19, 1993, as amended

10.2	Support Agreement, dated as of April 9, 2017, by and among the Company, Kevin P. Knight and The Kevin and Sydney Knight Revocable Living Trust dated March 25, 1994, as amended

10.3	Stockholders Agreement, dated as of April 9, 2017 among the Company (to be renamed Knight-Swift Transportation Holdings Inc.), Jerry Moyes, Vickie Moyes, Jerry and Vickie Moyes Family Trust Dated 12/11/87, an Arizona grantor trust, LynDee Moyes Nester, Michael Moyes, and the Persons that may join from time to time

10.4	Stockholders Agreement, dated as of April 9, 2017, among the Company (to be renamed Knight-Swift Transportation Holdings Inc.), Gary J. Knight, The Gary J. Knight Revocable Living Trust dated May 19, 1993, as amended, and the Persons that may join from time to time

10.5	Stockholders Agreement, dated as of April 9, 2017, among the Company (to be renamed Knight-Swift Transportation Holdings Inc.), Kevin P. Knight and The Kevin and Sydney Knight Revocable Living Trust dated March 25, 1994, as amended, and the Persons that may join from time to time

10.6	Letter Agreement, dated as of April 9, 2017, by and between the Company and Jerry Moyes

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.